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                                   EXHIBIT 21

                                  SUBSIDIARIES

THE FOLLOWING IS A LIST OF THE COMPANY'S SUBSIDIARIES:

Name                                                                 Organized                          Percentage of Voting
---                                                                Under Laws of                         Securities Owned By
                                                                   -------------                             Keane, Inc.
                                                                                                             ----------
Dataskills, Inc.                                                   Massachusetts                                100%
Keane Federal Systems, Inc.                                           Delaware                                  100%
Keane Canada, Inc.                                                     Canada                                   100%
169963 Canada, Inc.                                                    Canada                                   100%
Keane Securities Corporation                                       Massachusetts                                100%
Keane Technology Services Company                                    California                                 100%
Keane Consulting Group                                                Illinois                                  100%
(formerly Bricker & Associates, Inc.)
Keane Limited, Inc.                                                United Kingdom                               100%
Keane Tech, LLC                                                       Delaware                                  100%
Keane Business Trust                                               Massachusetts                                100%
Keane Care, Inc.                                                     Washington                                 100%
 (formerly Care Computer Systems, Inc.)
Keane Service Company                                                California                                 100%
SignalTree Solutions Holdings, Inc.                                   Delaware                                  100%
SignalTree Solutions, Inc.                                            Delaware                                  100%
SignalTree Solutions (India) Holdings, Inc.                           Delaware                                  100%
SignalTree Solutions (India) Ltd.                                      India                                    100%
Metamor (Mauritius) Ltd. One                                         Mauritius                                  100%
Metamor (Mauritius) Ltd. Two                                         Mauritius                                  100%